Exhibit 10.1

FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amendment to Amended and Restated Credit Agreement (this “Fourth Amendment”) is effective as of December 21, 2017 (the “Fourth Amendment Effective Date”), by and among APPROACH RESOURCES INC., a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), each Guarantor set forth on the signature pages hereto (collectively with the Borrower, the “Credit Parties”) and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (the “Administrative Agent”) and each of the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the financial institutions party thereto as Lenders are parties to that certain Amended and Restated Credit Agreement dated as of May 7, 2014 (as amended prior to the date hereof, the “Credit Agreement”, and the Credit Agreement as amended hereby and as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Amended Credit Agreement); and

WHEREAS, pursuant to the Credit Agreement, the Lenders have made revolving credit loans to the Borrower; and

WHEREAS, the parties hereto desire to amend certain terms of the Credit Agreement as set forth herein to, among other things, extend the Maturity Date to May 7, 2020, to be effective as of the Fourth Amendment Effective Date; and

WHEREAS, the Lenders party hereto desire to reaffirm the Borrowing Base in the amount of $325,000,000 to be effective as of the Fourth Amendment Effective Date and to remain at such level until the next Scheduled Redetermination Date, Interim Redetermination Date or other redetermination or adjustment of the Borrowing Base, whichever comes first; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders have agreed to enter into this Fourth Amendment.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Credit Parties, the Administrative Agent and the Lenders party hereto hereby agree as follows:

Section 1.Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended, effective as of the Fourth Amendment Effective Date, in the manner provided in this Section 1.

1.1Amended and Restated Definitions.  The definitions of “Alternative Base Rate”, “Applicable Margin”, “EBITDAX”, “LIBO Rate”, “LIBO Screen Rate” and “Maturity Date”

contained in Section 1.02 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one-month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth herein.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	< 25%	≥ 25% < 50%	≥ 50% < 75%	≥ 75% < 90%	≥ 90%
ABR Loans	2.000%	2.250%	2.500%	2.750%	3.000%
Eurodollar Loans	3.000%	3.250%	3.500%	3.750%	4.000%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%

; provided that the Applicable Margin for ABR Loans and Eurodollar Loans set forth in the preceding table shall be reduced by (a) 0.25% if the Total Leverage Ratio as of any date of determination is less than or equal to 5.00 to 1.00 but greater than 4.50 to 1.00 and (b) 0.50% if the Total Leverage Ratio as of any date of determination is less than or equal to 4.50 to 1.00.  Each change in the Applicable Margin due to a change in the Total Leverage Ratio shall become effective (x) as of the first Business Day immediately following the date of delivery of a compliance certificate pursuant to Section 8.01(c); provided, however, that if any such compliance certificate is not delivered when due in accordance with such Section 8.01(c), then the Applicable Margin shall be as set forth in the table above without reduction and shall continue to so apply up to and including the date on which such compliance certificate is so delivered pursuant to Section 8.01(c), and (y) as of the date of the delivery of any certificate pursuant to the definition of Total Leverage Ratio certifying as to the calculation of the Total Leverage Ratio after giving effect to any reduction to the amount of Total Debt described in the definition of Total Leverage Ratio.

Each change in the Applicable Margin due to a change in the Borrowing Base Utilization Percentage shall apply during the period commencing on the effective date of such Borrowing Base Utilization Percentage change and ending on the date immediately preceding the effective date of the next such Borrowing Base Utilization Percentage change.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization, exploration expenses and other noncash charges (including noncash employee compensation and noncash losses on any Swap Agreements resulting from the requirements of ASC 815 for that period), and losses from asset dispositions (other than Hydrocarbons produced in the ordinary course of business), minus gains from asset dispositions (other than Hydrocarbons produced in the ordinary course of business) and all noncash income (including noncash gains on any Swap Agreements resulting from the requirements of ASC 815 for that period), in each case to the extent added to Consolidated Net Income in such period.  For the purposes of calculating EBITDAX for any period of four consecutive fiscal quarters (each a “Reference Period”) for any determination of the financial ratios contained in Section 9.01, if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition or Material Acquisition, the EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such Reference Period, such pro forma adjustments to be reasonably acceptable to Administrative Agent.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided further that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“LIBO Screen Rate”  means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Maturity Date” means May 7, 2020.

1.2Additional Definitions.  Section 1.02 of the Credit Agreement is hereby amended to add the following definitions to such Section in appropriate alphabetical order:

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate).

“Total Debt” means, at any date, all Debt of the Borrower and the Consolidated Restricted Subsidiaries on a consolidated basis described in clauses (a), (b), (f), (g), and (i) of the definition of Debt (provided that (x) the amount of any such Debt for borrowed money shall be the face, principal amount of such Debt (even if such Debt is discounted on any financial statements of any Credit Party) and (y) the amount of any such Debt under clause (b) of the definition of Debt shall be limited to the amount of such Debt that has become due on or prior to such date and has not been reimbursed).

“Total Leverage Ratio”  means, as of any date of determination, the ratio of (a) the Total Debt of the Borrower and the Consolidated Restricted Subsidiaries on the last day of the preceding fiscal quarter or fiscal year with respect to which a compliance certificate has been delivered pursuant to Section 8.01(c) to (b) their EBITDAX for the period of four fiscal quarters ended on such date; provided that, the amount of Total Debt included in clause (a) of the Total Leverage Ratio shall be reduced to reflect any reduction in the aggregate amount of Total Debt outstanding in reliance on Sections 9.02(g), (h) and (m), with such reduction described in this proviso to take effect upon the Borrower’s delivery to the Administrative Agent of a certificate calculating the revised calculation of the Total Leverage Ratio taking into account such reduction.

1.3Amendments to Section 3.03.  Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 3.03 Alternate Rate of Interest.  (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or

(ii)the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or fax as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)Notwithstanding anything to the contrary set forth in the foregoing clause (a), if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.  Notwithstanding anything to the contrary in Section 12.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders  stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.03(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

1.4Amendment to Section 8.01(a).  Section 8.01(a) of the Credit Agreement is hereby amended by replacing the phrase “the financial covenant” contained in clause (y) at the end of such section with the phrase “any financial covenant.”

1.5Amendments to Mortgage Coverage Requirement.  Section 8.14(a) of the Credit Agreement is amended by replacing each instance of the text “90% (or, at any time that any Debt incurred in reliance on the exception set forth in Section 9.02(m) is secured by a Lien, 95%)” with “95%”.

1.6Amendments to Interest Coverage Ratio.  Section 9.01(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)Interest Coverage Ratio.  The Borrower will not (A) as of the last day of any fiscal quarter ending after the Fourth Amendment Effective Date and on or prior to December 31, 2017, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 1.50 to 1.00; (B) as of the last day of any fiscal quarter ending after December 31, 2017 and on or prior to December 31, 2018, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 1.75 to 1.00; (C) as of the last day of any fiscal quarter ending after December 31, 2018 and on or prior to December 31, 2019, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.25 to 1.00; and (D) as of the last day of any fiscal quarter ending on or after March 31, 2020, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.50 to 1.00.

1.7Total Leverage Ratio.  Section 9.01 of the Credit Agreement is hereby amended by adding a new clause (c) which shall read in full as follows:

(c)Total Leverage Ratio.  The Borrower will not (A) as of the last day of any fiscal quarter ending after December 31, 2018 and on or prior to June 30, 2019, permit its Total Leverage Ratio for the period of four fiscal quarters then ending to be greater than 5.00 to 1.00, (B) as of the last day of any fiscal quarter ending after June 30, 2019 and on or prior to December 31, 2019, permit its Total Leverage Ratio for the period of four fiscal quarters then ending to be greater than 4.75 to 1.00 and (C) as of the last day of any fiscal quarter ending after December 31, 2019, permit its Total Leverage Ratio for the period of four fiscal quarters then ending to be greater than 4.00 to 1.00.

1.8Amendment to Section 12.02.  The first sentence of Section 12.02(b) is hereby amended by replacing the word “or” before clause (viii) with a comma and adding a new clause (ix) immediately after clause (viii) which shall read as follows:

or (ix) waive or amend Section 9.01(c) with respect to the fiscal quarter ending March 31, 2019 without the written consent of each Lender (other than any Defaulting Lender)

1.9Amendments to Compliance Certificate.  Exhibit D of the Credit Agreement (Form of Compliance Certificate) is hereby amended to add a new clause (c) to read as follows:

(c)To the extent not included in the computations described in clause (b) above, attached hereto are the detailed computations necessary to determine the Total Leverage Ratio of the Borrower as of the end of the [fiscal quarter][fiscal year] ending [______].

Section 2.Borrowing Base Reaffirmation.  The Lenders hereby agree that the Borrowing Base is reaffirmed at $325,000,000, effective as of the Fourth Amendment Effective Date, and the Borrowing Base shall remain at such level until the next Scheduled Redetermination Date, Interim Redetermination Date or other redetermination or adjustment of the Borrowing Base thereafter, whichever comes first.  The Borrower and Lenders agree that the redetermination of the Borrowing Base provided for in this Section 2 shall constitute the Scheduled Redetermination scheduled for on or about October 1, 2017 and shall not be construed or deemed to be an Interim Redetermination for purposes of Section 2.07(b) of the Amended Credit Agreement.

Section 3.Conditions Precedent.  The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof are each subject to satisfaction of each of the following conditions precedent:

3.1Counterparts.  The Administrative Agent shall have received executed counterparts of this Fourth Amendment from the Credit Parties and the Lenders.

3.2No Material Adverse Change.  Since December 31, 2016, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

3.3Legal Opinion.  The Administrative Agent shall have received an opinion of Thompson & Knight LLP, special counsel to the Borrower, in form and substance satisfactory to the Administrative Agent and its counsel, relating to the laws of the States of New York and Texas.

3.4Amendments to Mortgages.  The Administrative Agent shall have received duly executed amendments to each of the mortgages and deeds of trust set forth on Exhibit E to the Credit Agreement, in form and substance satisfactory to the Administrative Agent (the “Mortgage Amendments”).

3.5Fees and Expenses.  The Administrative Agent shall have received payment of all fees (including pursuant to that certain Fee Letter, dated on or about the date hereof (the “Fee Letter” and together with the Fourth Amendment and the Mortgages Amendments, the “Fourth Amendment Documents”), between the Borrower and the Administrative Agent) and expenses due and owing to it in connection with this Fourth Amendment (including, without limitation fees and expenses of counsel to the Administrative Agent).

3.6Authority Documents.  The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors (or comparable governing body) with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Fourth Amendment Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Fourth Amendment Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Fourth Amendment and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws (or comparable organizational documents for any Credit Parties that are not corporations) of the Borrower and such Guarantor, certified as being true and complete; provided, that any of the above certifications may be replaced with a certification that there has been no change since the corresponding certification made on the Effective Date as set forth in the certificate delivered by such Credit Party pursuant to Section 6.01(b) of the Credit Agreement and that such certification remains in full force and effect.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

3.7Good Standing Certificates.  The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

3.8Lien Searches.  The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Credit Parties and their Restricted Subsidiaries for each jurisdiction requested by the Administrative Agent; other than Liens permitted by Section 9.03 of the Credit Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this Fourth Amendment, and such notice shall be conclusive and binding.

Section 4.Representations and Warranties of the Credit Parties.  To induce the Lenders and the Administrative Agent to enter into this Fourth Amendment, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent as of the Fourth Amendment Effective Date as follows:

4.1Reaffirm Existing Representations and Warranties.  Each representation and warranty of each Credit Party contained in the Amended Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof and will be true and correct in all material respects after giving effect to the amendments set forth in Section 1 hereof, except (a) to the extent such representations and warranties are expressly limited to an earlier date, such representations and warranties shall be true and correct in all material respects as of such specified earlier date, and (b) to the extent such representations and warranties are qualified by materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects.

4.2Approvals; No Conflicts.  The execution, delivery and performance by the Borrower and the other Credit Parties of this Fourth Amendment and the other Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Mortgage Amendments and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default under the Amended Credit Agreement, would not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any Restricted Subsidiary or any of their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than the Liens created by the Loan Documents).

4.3Authority and Enforceability.  This Fourth Amendment and each other Loan Document delivered by any Credit Party on or prior to the Fourth Amendment Effective date has been duly executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.4No Default or Borrowing Base Deficiency.  No Default or Borrowing Base Deficiency has occurred and is continuing.

Section 5.Post-Closing Covenant; Hedge Positions.  Not later than February 5, 2018 (the “Hedge Deadline”), the Borrower shall have entered into, or shall have caused another Credit Party to enter into, Swap Agreements with prices reasonably satisfactory to the Administrative Agent to hedge notional amounts of production volumes of Hydrocarbons, in an aggregate amount determined on an energy heat equivalent basis, covering not less than fifty percent (50%) of the reasonably anticipated production of crude oil and natural gas from the Credit Parties’ Proved Developed Producing Reserves as projected in the most recently delivered Reserve Report for calendar year 2018.  To the extent that the Borrower has failed to enter into such Swap Agreements on or before the Hedge Deadline, the Required Lenders shall have the right to reduce the Borrowing Base by an amount determined in their reasonable discretion (but in no event shall such failure be deemed a Default or Event of Default) and the Administrative Agent shall promptly notify the Borrower in writing of any Borrowing Base adjustment pursuant to the foregoing and upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such elected amount.

Section 6.Miscellaneous.

6.1Reaffirmation of Loan Documents; Extension of Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect.  The amendments contemplated hereby shall not limit or impair any Liens securing the Indebtedness, each of which are hereby ratified, affirmed and extended to secure the Indebtedness after giving effect to this Fourth Amendment.

6.2Parties in Interest.  All of the terms and provisions of this Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3Counterparts.  This Fourth Amendment may be executed in counterparts, and all parties need not execute the same counterpart.  Facsimiles or other electronic transmission (e.g. .pdf) shall be effective as originals.

6.4Complete Agreement.  THIS FOURTH AMENDMENT, THE AMENDED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

6.5Headings.  The headings, captions and arrangements used in this Fourth Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Fourth Amendment, nor affect the meaning thereof.

6.6Effectiveness.  This Fourth Amendment shall be effective automatically and without necessity of any further action by the Credit Parties, the Administrative Agent or the Lenders when counterparts hereof have been executed by the Credit Parties, the Administrative Agent and the Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied.

6.7Governing Law.  This Fourth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

6.8Severability.  Any provision of this Fourth Amendment which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed on the date and year first above written.

BORROWER:	APPROACH RESOURCES INC.,

a Delaware corporation

By:/s/ J. Ross Craft______________________

Name:J. Ross Craft

Title:  Chief Executive Officer

SIGNATURE PAGE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

GUARANTORS:	APPROACH OPERATING, LLC,

a Delaware limited liability company

By:/s/ J. Ross Craft______________________

Name:J. Ross Craft

Title:  Chief Executive Officer

APPROACH RESOURCES I, LP,

a Texas limited partnership

By:	APPROACH OPERATING, LLC, a Delaware limited liability company, its general partner

By:/s/ J. Ross Craft______________________

Name:J. Ross Craft

Title:  Chief Executive Officer

APPROACH OIL & GAS INC.,

a Delaware corporation

By:/s/ J. Ross Craft______________________

Name:J. Ross Craft

Title:  Chief Executive Officer

APPROACH DELAWARE, LLC,

a Delaware limited liability company

By:/s/ J. Ross Craft______________________

Name:J. Ross Craft

Title:  Chief Executive Officer

APPROACH SERVICES, LLC,

a Delaware limited liability company

By:/s/ J. Ross Craft______________________

Name:J. Ross Craft

Title:  Chief Executive Officer

APPROACH MIDSTREAM HOLDINGS LLC,

a Delaware limited liability company

By:/s/ J. Ross Craft______________________

Name:J. Ross Craft

Title:  Chief Executive Officer

SIGNATURE PAGE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

ADMINISTRATIVE AGENT,

LENDER AND ISSUING BANK:JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, a Lender and Issuing Bank

By:/s/ David Morris______________________

Name: David Morris

Title: Authorized Officer

SIGNATURE PAGE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

LENDERS:KEYBANK NATIONAL ASSOCIATION,

as a Lender

By:/s/ Stephen J. Jones____________________

Name: Stephen J. Jones

Title: Senior Vice President

SIGNATURE PAGE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

ROYAL BANK OF CANADA,

as a Lender

By:/s/ Leslie P. Vowell____________________

Name: Leslie P. Vowell

Title: Attorney-in-Fact

SIGNATURE PAGE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

FROST BANK,

as a Lender

By:/s/ Alex Zemkoski_____________________

Name: Alex Zemkoski

Title: Senior Vice President

SIGNATURE PAGE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

WELLS FARGO BANK, N.A.,

as a Lender

By:/s/ Max Gilbert______________________

Name: Max Gilbert

Title: Vice President

SIGNATURE PAGE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

CAPITAL ONE, NATIONAL ASSOCIATION,

as a Lender

By:/s/ Requel Durr______________________

Name: Requel Durr

Title: Assistant Vice President

SIGNATURE PAGE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

COMERICA BANK,

as a Lender

By:/s/ Jeffrey M. Parilla___________________

Name: Jeffrey M. Parilla

Title: Vice President

SIGNATURE PAGE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

WHITNEY BANK,

as a Lender

By:/s/ Brock Berilgen_____________________

Name: Brock Berilgen

Title: Senior Vice President

SIGNATURE PAGE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.